Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-111983) of NPTest Holding Corporation of our report dated January 27, 2004 relating to the financial statements and financial statement schedule of NPTest, Inc., which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 13, 2004